UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 12 Crow Lane, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-4513

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective October 1, 2013, (i) Renaissance Reinsurance of Europe (“ROE”) and RenaissanceRe Specialty U.S. Ltd. (“RRS”) became parties to the existing secured letter of credit facility (the “Facility”) provided pursuant to the facility letter, dated September 17, 2010 and amended July 14, 2011 (the “Original Facility Letter”), among Citibank Europe plc (“CEP”), Renaissance Reinsurance Ltd. (“RRL”), DaVinci Reinsurance Ltd. (“DaVinci”) and RenaissanceRe Specialty Risks Ltd. (formerly Glencoe Insurance Ltd.) (“RSR”) (each of RSR, ROE, RRS, RRL, and DaVinci, a “Company” and, collectively, the “Companies”) and (ii) CEP and the Companies entered into an amendment (the “Amendment”) to the Original Facility Letter to extend the termination date of the Facility from December 31, 2013 to December 31, 2014 (as so amended, the “Facility Letter”).

The Facility provides a commitment from CEP to issue letters of credit for the account of one or more of the Companies and their respective subsidiaries in multiple currencies and in an aggregate amount of up to $300 million, subject to a sublimit of $50 million for letters of credit issued for the account of RRS.  The Facility is evidenced by the Facility Letter and five separate Master Agreements between CEP and each of the Companies, as well as certain ancillary agreements, the terms of which are substantially similar for each Company.

Under the Facility, each of the Companies is severally obligated to pledge to CEP at all times during the term of the Facility certain securities with a collateral value (as determined as therein provided) that equals or exceeds 100% of the aggregate amount of its then−outstanding letters of credit. In the case of an event of default under the Facility with respect to a Company, CEP may exercise certain remedies with respect to such Company, including terminating its commitment to such Company under the Facility and taking certain actions with respect to the collateral pledged by such Company (including the sale thereof).  In the Facility Letter, each Company makes, as to itself, representations and warranties that are customary for facilities of this type and severally agrees that it will comply with certain informational and other undertakings, including those regarding the delivery of quarterly and annual financial statements.

The description of the Facility contained herein is qualified in its entirety by reference to the Original Facility Letter and the Master Agreement, copies of which were attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K, dated September 23, 2010, previously filed with Securities and Exchange Commission by RenaissanceRe Holdings Ltd. and to the Amendment, a copy of which is attached hereto as Exhibit 10.1, all of which agreements are incorporated herein by reference.

CEP and RRL are also parties to the Insurance Letters of Credit – Master Agreement, dated as of April 29, 2009, and certain ancillary agreements, which collectively provide and secure an uncommitted letter of credit facility that is used to support business written by RenaissanceRe Holdings Ltd.’s Lloyd’s syndicate, Syndicate 1458.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)  Exhibits.

The following exhibit is filed as part of this report:

Exhibit #	Description
10.1
Amendment to Facility Letter, dated October 1, 2013, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., Renaissance Reinsurance of Europe and RenaissanceRe Specialty U.S. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: October 4, 2013
	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

10.1
Amendment to Facility Letter, dated October 1, 2013, by and among Citibank Europe plc, Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., RenaissanceRe Specialty Risks Ltd., Renaissance Reinsurance of Europe and RenaissanceRe Specialty U.S. Ltd.